                                                                   EXHIBIT 10.20


                               PURCHASE AGREEMENT
                           ("Capitol Lakes Estates")
                       ----------------------------------

     THIS PURCHASE AGREEMENT (the "Agreement") made and entered on the date (the "Effective Date") indicated below as the execution date by the last of the parties hereto to execute same, by and between John L. Burnett, Trustee (referred to herein as the "Seller") and AWEC Development Corporation, an Arkansas corporation (referred to herein as the "Purchaser").

     NOW THEREFORE, in consideration of the promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                   ARTICLE I
                                   ---------
                  SALE AND PURCHASE OF ASSETS, PURCHASE PRICE
                            AND PAYMENT PROVISIONS

     1.1   Sale and Transfer of Property at Closing.  Pursuant to the terms of
           ----------------------------------------
this Agreement, the Seller will, at the Closing, grant, sell, assign, convey and transfer to Purchaser any and all interest to that approximately 192.088 acre parcel real property (the "Property") near Cooper Orbit Road in the City of Little Rock, Pulaski County, Arkansas, which is described on Exhibit "A" affixed hereto and by this reference made a part hereof.

     1.2   Consideration for Property.  As consideration for the conveyance
           --------------------------
of the Property, and the representations, warranties, covenants and agreements set forth in this Agreement by Seller, Purchaser shall pay and deliver to Seller the sum of One Million One Hundred Ninety Thousand Nine Hundred Forty-Five Dollars ($1,190,945.00) (the "Purchase Price"), subject to such amount being adjusted as provided herein, payable, at Closing, to Seller, in cash, or other immediately available funds in U.S. dollar denominations. The Purchase Price has been calculated by multiplying the believed acres of the Property times $6,200.00 per acre. In the event that the Title Survey reflects less than
192.088 acres of land, the Purchase Price shall be reduced to an amount that is equal to the number of acres of the Property shown by the Title Survey times $6,200.00. In the event that the Title Survey reflects more than 192.088 acres of land, the Purchase Price shall be increased to an amount that is equal to the number of acres of the Property shown by the Title Survey times $6,200.00, but in no event will the Purchase Price exceed $1,200,000.00.

PURCHASE AGREEMENT/PAGE 1                                      (10\23\95 Print)

     1.3  Earnest Moneys.  Purchaser hereby tenders $10,000.00 to Standard
          --------------
Abstract & Title Co., 3420 Old Cantrell Road Little Rock, Arkansas 72202 (the "Escrow Agent"), as earnest money (the "Earnest Money"). As an inducement to the Seller to enter into this Agreement and to accept the Earnest Money, Purchaser agrees that any and all engineering studies, development plans, cost estimates, communications with governmental agencies and utility companies will be turned over to the Seller within ten (10) days after notification from Purchaser to Seller that Purchaser does not intend to close the sale contemplated in this Agreement. This sum shall be held by Escrow Agent, and if the offer is not accepted, or if the title requirements are not fulfilled, the Earnest Money shall be promptly returned to Purchaser. If, after acceptance, Purchaser fails to fulfill Purchaser's obligations, the earnest Money shall become liquidated damages and shall be paid to Seller as provided herein, as Seller's sole remedy for Purchaser's's breach of this Agreement.



                                   ARTICLE II
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser entering into this agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as follows:

     2.l   Authority Relative to Agreement.  The Seller, as a Trustee pursuant
           -------------------------------
to an express trust, has the power And authority to enter into thin Agreement and bind himself and the trust to this Agreement. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated herein have been duly and effectively authorized by all necessary action.

     2.2   Effect of Agreement.  The execution, delivery and performance of
           -------------------
this Agreement by Seller and the consummation of the transactions contemplated herein do not require the consent, waiver, approval license or authorization of any person, except as otherwise protruded herein.

     2.3   Special Assessments.  There are no special assessments which have
           -------------------
been or are in the process of being levied against the Property.

     2.4   Eminent Domain.  There are no pending or to the Seller's knowledge,
           --------------
threatened condemnation or eminent domain proceeding affecting all or any portion of the Property.

     2.5   Title.  The Seller is the sole title holder to the Property.
           -----

PURCHASE AGREEMENT PAGE 2                                       (10\23\95 Print)

     2.6  Law.  There are no violations of law, ordinances, rules or
          ---
regulations of any governmental agencies and the Seller has not received any notices thereof.

     2.7   Signature.  The signatory executing this Agreement violates no
           ---------
agreements by carrying out the terms hereof.

     2.8   Set Backs.  There are no set back, buffer zone, building line or
           ---------
platting ordinances or restriction, or any other covenants, agreements, laws, ordinances or requirements of any kind that would adversely affect or interfere with the intended use of the Property, as of the date of execution of this Agreement. Said intended use of the Property is as a single-family/multi-family residential development.

     2.9   Moratorium.  The Seller does not have reason to know of any building
           ----------
or utility moratorium such as, for example, a construction, sewer, water or other utility service moratorium that would delay or prevent the Purchaser from constructing, developing or selling the Property as intended.

     2.10  Utilities.  Each of electrical, telephone and water service is
           ---------
present, working and available to the Property and in located at the property line.

     2.11  Access.  There is unencumbered and adequate access to and from public
           ------
streets to the Property.

     2.12  Environment Rules.  No federal, state or local environmental rules,
           -----------------
regulations or statutes has been violated by the Seller.

     2.13  Flood Insurance.  Flood insurance, if necessary, shall be available
           ---------------
to persons building homes on the Property at reasonable cost and regular rates.

     2.14  Services Paid.  The Seller has paid or will at Closing pay all
           -------------
architects, engineers and other professionals who have been employed by Seller and who have rendered services in connection with the Property up through the Closing Date and is not in violation of the terms of any contracts with same.

     2.15  Hazardous Materials.  To Seller's knowledge, the Property has not
           -------------------
been used for the handling, treatment storage or disposal of environmentally hazardous or toxic materials and that no environmentally hazardous or toxic substances, are contained in, on or below the Property.

     2.16  Violation of Agreement.  The Seller does not violate any agreement
           ----------------------
by entering into this Agreement and/or consummating the transactions contemplated hereby.

PURCHASE AGREEMENT/PAGE 3                                       (10\23\95 Print)

                                  ARTICLE III
                                  -----------
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Seller entering into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller as follows:

     3.3   Effect of Agreement.  The execution, delivery and performance of this
           -------------------
Agreement by Purchaser and the consummation of the transactions contemplated herein do not require the consent, waiver, approval, license or authorization of any person, except as otherwise provided herein.

     3.4   As-is Purchase.  The Purchaser is acquiring the Purchased Assets
           --------------
as-is, without any representation by Seller, except as otherwise provided herein.


                                   ARTICLE IV
                                   ----------
                        ADDITIONAL COVENANTS OF PARTIES

     4.1   Title Insurance.  Seller shall, at Seller's expense, secure a
           ---------------
commitment (the "Title Commitment") for an owner's policy of title insurance (the "Title Policy"), on American Land Title Association standard form of owner'S marketability policy (ALTA Form B), without exceptions other than as herein below specifically provided or set forth on Exhibit "B" affixed hereto, to be issued by such title company reasonably acceptable to Purchaser (the "Title Company"), in an amount not less than the Purchase Price and deliver same to Purchaser on or before twenty (20) days after the date of execution of this Agreement by Seller. The Title Policy shall insure Purchaser, that upon consummation of the purchase and sale herein contemplated, Purchaser will be vested with good, fee simple, marketable and insurable title to the Property, subject to no liabilities, encumbrances or exceptions, except as set forth on Exhibit "B". With respect to any exception contained in the Title Commitment for unfiled and unrecorded materialman's and mechanics' liens, Seller hereby covenants and agrees to furnish the Title Company with such affidavits and indemnities as may be required by the Title Company in order to issue the Title Policy without such exception. Seller hereby agrees to pay for the cost of the Title Survey certified to Purchaser and the Title Company and adequate to remove the so-called standard exceptions from the Title Policy. Any liens related to debts of Seller which are to be paid or otherwise satisfied at Closing by Seller shall not be deemed to be title defects.

     If the Title Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of the Seller, the Seller, on request, shall deliver to Purchaser and the Title Company, affidavits showing that such judgments, bankruptcies or other returns are not against the Seller. Seller shall also deliver any reasonable affidavits and reasonable documentary evidence required by the Title Company to eliminate all exceptions other than the approved exceptions appearing in the Title Commitment.

PURCHASE AGREEMENT/PAGE 4                                       (10\23\95 Print)

     4.2   Documentary Transfer Fees and Closing Costs.  Seller shall pay
           -------------------------------------------
one-half of the closing fees, half the cost for the documentary stamps (a), and other closing charges customarily paid by Seller. Purchaser shall pay one-half of the closing fees, half the cost for the documentary stamps (b), the premium for the title insurance policy issued pursuant to the Title Commitment, the filing fees for recording the Deed and other closing charges customarily paid by Purchaser.

     4.3   Real Estate Taxes Prorated.  All general real estate taxes on the
           --------------------------
Property due prior to the Date of Closing shall be paid by Sellers contemporaneously herewith. All current year general real estate taxes for the Property shall be prorated as of the Date of Closing.

     4.4   Environmental Report; Investigation.  Contemporaneously with the
           -----------------------------------
execution of this Agreement by both Seller and Purchaser, Purchaser shall have the right, at Purchaser's expense, to engage an environmental engineering firm acceptable to Purchaser to prepare and deliver to Purchaser before Closing, a Level 1 Environmental Report for the Property. Seller agrees to reimburse to Purchaser the cost of such report obtained by Purchaser, not to exceed $1,500.00.

     Purchaser shall have the right, without obligation, to enter upon the Property prior to the Closing to undertake sampling at the Property at Purchaser's own expense. Seller shall, upon request of Purchaser, provide to Buyer a description of all known operations, past and present, undertaken at the Premises and any existing maps and diagrams designating the location of pat and present operations and past and present storage of hazardous substances and wastes, above and below ground, at the Property. If Buyer's sampling reveals that there has been a spill or discharge of a hazardous substance or waste at the Property, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller prior to the Closing Date.

     4.5   Title Survey and Property Information.  Within ten (10) days after
           -------------------------------------
the Effective Date of this Agreement, Seller shall provide to Purchaser, at Seller's cost, copies of all existiing to the Property in Seller's possession or obtainable by Seller without additional cost or expense to Seller with good faith effort which Seller agrees to exercise. Within thirty (30) days after the Effective Date of this Agreement, shall have prepared by a land surveyor who is certified and qualified under the laws of the state of Arkansas and Purchaser approves, and delivered to Purchaser, at Seller's expense, an ALTA A survey (the "Title Survey") sufficient for the Title Company to delete the standard survey exception to the Title Commitment and all other exceptions to the Title Commitment which can reasonably be deleted by reference to a survey. The Title Survey shall, in addition to all other requirements, set forth the following:
(i) perimeter boundaries and a metes and bounds legal description; (ii) all adjacent roadways (rights-of-way); (iii) recorded easements; (iv) any encroachments and unrecorded easements noted by inspection; (v) a statement pertaining to flood plains; (vi) location, capacity and sizing of all water, natural gas and electricity utility to, on or in the proximity of the Property;
(vii) any other reasonable requirement to remove exceptions to the Title Commitment; and (viii) certification to parties reasonably required by Purchaser.

PURCHASE AGREEMENT/PAGE 5                                       (10\23\95 Print)

                                   ARTICLE V
                                   ---------
                                  THE CLOSING

     5.1  Closing Date.  Closing of this Agreement (the "Closing") shall occur
          ------------
at 11:00 a.m. on March 15, 1996, or such other time as may be mutually agreed upon, in writing, by the parties hereto (the "Closing Date"); provided, however, that the Closing and the Closing Date shall be extended to occur at 11:00 a.m. on July 15, 1996, if, on or before March 15, 1996 Purchaser shall pay to Escrow Agent the sum of $25,000.00 in cash (the "Extension Payment"). The Extension Payment shall for all purposes under this Agreement become and be deemed Earnest Money pursuant to Section 1.3 hereof and except as set forth in the next sentence shall be nonrefundable but shall be applied to the payment of the Purchase Price at Closing. Except as otherwise specifically provided in Article 4 or elsewhere in this Agreement, if Purchaser does not close the transaction contemplated herein for any reason other than a material breach by the Seller, then Seller shall retain the Earnest Money and the Extension Payment as liquidated damages for Purchaser's breach of this Agreement and neither party shall have any further liability or obligation hereunder. With respect to the Closing Date, time is of the essence.

     5.2  Place of Closing.  Closing shall occur at Beach Abstract & Title
          ----------------
Company, Little Rock, Arkansas, or at such other location as is agreeable to the parties hereto.

     5.3  Deliveries by Seller to Purchaser at Closing.  At the Closing, Seller
          --------------------------------------------
shall deliver or cause to be delivered to Purchaser the following executed instruments:

          (a) Deed.  A General Warranty Deed or Trustee Deed (as may be required
              ----
by the Title Company) conveying fee simple absolute title in the Property to Purchaser.

          (b) Additional Documents.  All such further instruments and
              --------------------
documents as Purchaser may reasonably request for the more effective conveyance, assignment or transfer to Purchaser of the Property.

     5.4  Deliveries by Purchaser to Seller at Closing.  At the Closing,
          --------------------------------------------
Purchaser will deliver to Seller:

          (a) The Purchase Price.

     5.5  Deliveries.  Seller shall vacate the Property and deliver possession
          ----------
to Purchaser as of the Date of Closing.


                                   ARTICLE VI
                                   ----------
                                 MISCELLANEOUS

     6.1  Binding Agreement: Assignment.  This Agreement may be assigned in
          -----------------------------
whole or in part by Purchaser only with the prior written consent of the Seller, which consent will not be unreasonably withheld. This Agreement and the right of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     6.2  Construction.  Within this Agreement, the singular shall include the
          ------------
plural and the plural shall include the singular, and any gender shall include the other gender, all as the meaning in the context of this Agreement shall require.

PURCHASE AGREEMENT/PAGE 6                                       (10\23\95 Print)

     6.3  Waiver of Compliance.  The failure by either of the parties hereto to
          --------------------
comply with any covenant or agreement herein or in any agreement attached hereto or referred to herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with any obligation, covenant or agreement shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

     6.4  Entire Agreement.  This Agreement, including the documents attached
          ----------------
hereto or referred to herein contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings other than as expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such matters.

     6.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Arkansas.

     6.6  Modification.  No provisions of this Agreement or any agreement
          ------------
attached hereto or referred to herein may be waived, changed or modified or discharged, except by an agreement in writing signed by the party or parties against whom enforcement of such waiver, change or modification, or by whom discharge is sought.

     6.7  Further Documents and Assurance.  Each of the parties hereto agree to
          -------------------------------
execute all of such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and proposals of this Agreement.

     6.8  Headings.  The headings of the sections and articles of this
          --------
Agreement are inserted for convenience only and shall not constitute a part hereof.

     6.9  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which taken together shall constitute one agreement.

     6.10 Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder to any party shall be in writing and (i) delivered personally or
(ii) sent by registered or certified mail, postage prepaid, return receipt requested, or (iii) by overnight delivery, or (iv) by facsimile machine as follows:

     IF TO PURCHASER:             Mr. David Paes, Treasurer
                                  AWEC Development Corporation
                                  600 Pine Forest Drive, Suite 111
                                  Maumelle, Arkansas 72113

                                  Facsimile: (501) 851-4887


     IF TO SELLER:                John L. Burnett, Trustee
                                  1501 No. University
                                  Suite 800
                                  Little Rock, AR 72217

                                  Facsimile: (501) 664-0104


     WITH COPY TO:                Mr. Ed Dozier
                                  E. W. Dozier Company
                                  284 Riverridge Point
                                  Little Rock, Arkansas 72227

                                  Facsimile: (501) 223-3303

PURCHASE AGREEMENT/PAGE 7                                       (10\23\95 Print)

Each notice given pursuant hereto shall be deemed delivered as of the date and time such notice is received at the address or facsimile number set forth herein. Any address or facsimile number may be changed by Notice given in the manner provided herein. Any notice to be given by a party hereto may be given by that party's attorney.

     6.11  Authority.  Each of the undersigned personally warrant and represent
           ---------
their individual authority to sign this Agreement in such capacity as such signature is affixed hereto.

     6.12  Expenses.  Seller and Purchaser shall each pay their, its or his own
           --------
expenses, including, without limitation, counsel, accounting fees and expenses, incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein and the exhibits hereto.

     6.13  Recitals.  The Recitals of this Agreement are expressly made a part
           --------
of this Agreement.

     6.14  Limitation of Liability.  Notwithstanding anything contained herein
           -----------------------
to the contrary, in the event of a default hereunder by Seller, Purchaser's sole remedies hereunder shall be termination of this Agreement and a return of his Earnest Money and if applicable, Extension Payment, exercised by written notice to Seller, or, at Purchaser's option a suit for specific performance, together with a right of reimbursement from Seller of Purchaser's out-of-pocket costs incurred in such specific performance suit, including attorney's fees, if Purchaser prevails in such lawsuit. Notwithstanding anything contained herein to the contrary, in the event of a default hereunder by Purchaser, Seller's sole remedy hereunder shall be to retain the Earnest Money, and, if applicable, the Extension Payment, as liquidated damages and neither party shall have any further liability or obligation hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the dates reflected below their respective signatures hereinafter.

                                  SELLER:



                                  /s/  John L. Burnett, Trustee
                                       ------------------------
                                       John L. Burnett, Trustee

                                  DATE OF EXECUTION: October 24, 1995
                                                     ----------------

                                  PURCHASER:
                                  AWEC DEVELOPMENT CORPORATION



                                  BY: /s/  David Paes
                                           ----------
                                           David Paes
                                  TITLE:   Vice President

                                  DATE OF EXECUTION: October 24, 1995
                                                     ----------------

PURCHASE AGREEMENT/PAGE 8                                       (10\23\95 Print)

                                   EXHIBIT A
                            DESCRIPTION OF PROPERTY

NW 1/4, S 1/2, NW 1/4, Part of the N 1/2, SW 1/4, Section 7, T-1-N, R-13-W,
Pulaski County, Arkansas, more particularly described as follows:

Beginning at the NW corner of Section 7, T-1-N, R-13-W, thence S 89 degrees, 05' E along the North line of said Sec. 7, 1244.38' to the NE corner of the NW 1/4 NW 1/4 of said Sec. 7; thence S 00 degrees 04' E along the East line of said NW 1/4 NW 1/4 1300.12' to the SE corner of said NW 1/4 NW 1/4; thence N 89 degrees 37' E along the North line of the SE 1/4 NW 1/4 of said Section 7 1320' to the NE corner of said SE 1/4 NW 1/4; thence S 00 degrees 04' E along the East line of said SE 1/4 NW 1/4 and the NW 1/4 SW 1/4 2619.44' to the SE corner of said NE 1/4 SW 1/4; thence S 89 degrees 23' W along the South line of said NE 1/4 SW 1/4 1320.66' to the SW corner of said NE 1/4 SW 1/4; thence S 89 degrees 19' W along the South line of the NW 1/4 SW 1/4 of said Section 7, 494.58'; thence N 00 degrees 41' W 10O'; thence S 89 degrees 19' W 201.6'; thence South 20 degrees 37' E 106.42' to a point on the South line of said NW 1/4 SW 1/4; thence South 89 degrees 19' W along the South line of said NW 1/4 SW 1/4 53.2' to the SE corner of Lot 1 Spring Valley Manor; thence N 20 degrees 37' W along the last line of said Lot 1 223.4' to the NE corner of said Lot 1; thence S 89 degrees 19' W along the North line of said Lot 1 169.3' to the NW corner of said Lot 1; thence S 00 degrees 41' E along the West line of Lot 1 210' to the SW corner of said Lot 1 which is a point on the South line of said NW 1/4 SW 1/4; thence S 89 degrees 19' W along the South line of said NW 1/4 SW 1/4 249.7' to the SW corner of said NW 1/4 SW 1/4; thence N 00 degrees 03' W along the West line of the NW 1/4 SW 1/4 and the NW 1/4 of Section 7 3959.54' to the point of beginning containing 192.088 acres, more or less.

PURCHASE AGREEMENT/PAGE 9                                       (10\23\95 Print)

                                  EXHIBIT "B"
                EXCEPTIONS TO TITLE COMMITMENT AND TITLE POLICY



                                  (None)



PURCHASE AGREEMENT/PAGE 10                                      (10\23\95 Print)

                    SECOND AMENDMENT TO PURCHASE AGREEMENT
                            ("CAPITOL LAKES ESTATE")
                  -------------------------------------------

     This Second Amendment to Purchase Agreement (this "Second Amendment") is made and entered effective on the 14/th/ day of June, 1996, by and between John
L. Burnett, Trustee(hereinafter referred to as the Seller") and Capitol Development of Arkansas, Inc., (previously known as AWEC Development Corporation), an Arkansas corporation (hereinafter referred to as the "Purchaser"). This Second Amendment is intended to amend and modify that Purchase Agreement between Buyer and Seller dated effective October 24, 1995 (the "Purchase Agreement"), as modified by that letter addressed to Purchaser from Seller dated March 15, 1996, a copy of which is marked Exhibit "A" and affixed hereto (the "Letter Amendment").

     NOW, THEREFORE, the Purchaser and Seller hereby agree to amend the Purchase Agreement, as modified by the Letter Amendment, as follow:

     1. Section 5.1 of the Purchase Agreement, as modified by the Letter Amendment, is hereby stricken and the following new section 5.1 replacement

          "5.1 Closing Date.  Closing of this agreement (the "Closing") shall
               ------------
     occur at 11:00 a.m. on June 15, 1996, or such other time as may be mutually agreed upon, in writing, by the parties hereto (the "Closing Date"); provided, however, that the Closing and the Closing Date shall be extended to occur at 11:00 a.m. on October 15, 1996, if, on or before June 15, 1996 Purchaser shall pay to Escrow agent the gum of $25,000.00 in cash (the "Extension Payment"). The extension Payment shall for all purpose under this Agreement become and be deemed Earnest Money pursuant to Section 1.3 hereof and except as set forth in the next sentence shall be non-refundable but shall be applied to the payment of the Purchase Price at Closing. Except as otherwise specifically provided in Article 4 or elsewhere in this Agreement, if Purchaser does not close the transaction contemplated herein for any reason other than a material breach by the Seller, then Seller shall retain the Earnest Money and the Extension Payment as liquidated damages for Purchaser's breach of this Agreement and neither party shall have any further liability or obligation hereunder; provided, however that if the City of Little Rock, Arkansas does not grant all necessary approvals and permits to the Purchaser's sewer utility infrastructure construction plan prior to October 1, 1996, then at any time prior to Closing, Purchaser shall have the right, upon notice to Seller, to terminate its obligations under this Agreement whereupon the $25,000.00 Extension Payment shall be returned by Seller to Purchaser and Purchaser and Seller shall have no further obligations of one to the other pursuant to this Agreement. With respect to the Closing Date, time is of the essence."

     2. Except as modified by this Second Amendment, all other terms and conditions of the Purchase Agreement, as modified by the Letter Amendment, are hereby confirmed and incorporated herein by this reference. Each of the capitalized terms used ln this Second Amendment shall have the same meaning as defined in the Purchase Agreement, unless the context herein otherwise requires.

     3. Seller hereby acknowledges receipt of the sum of $25,000.00 as the Extension Payment pursuant to section 5.1 of the Purchase Agreement, as amended hereby.


     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Purchase Agreement effective on the date first above mentioned.


                                  SELLER:



                                  /s/ John L. Burnett
                                  ----------------------------------------
                                  JOHN L. BURNETT, TRUSTEE


                                  PURCHASER:

                                  CAPITOL DEVELOPMENT OF ARKANSAS, INC.

                                  BY: /s/ David Paes
                                     ----------------------------------

                                  TITLE: Vice President
                                        -------------------------------



SECOND AGREEMENT/2

March 15, 1996



Mr. David Paes
Capitol Development of Arkansas, Inc.
600 Pine Forest Dr., Suite 111
Maumelle, AR 72113

RE:   JOHN L. BURNETT, TRUSTEE TO AWEC DEVELOPMENT CORP.
---   --------------------------------------------------

Dear Mr. Paes:

Please let this letter serve as an amendment to the Purchase Agreement between John L. Burnett, Trustee, and AWEC Development Corporation (now known as Capitol Development of Arkansas, Inc.) for the sale and purchase of approximately 190 acres of land in Pulaski County, Arkansas. Said Purchase Agreement was originally dated October 24, 1995.

It is hereby agreed that the closing of this agreement is extended from 11:00 AM, March 15, 1996 to a new date of June 15, 1996. It is further amended that the closing and closing date may be further extended to occur at 11:00 AM on October 15, 1996 if, on or before June 15, 1996, Purchaser shall pay the escrow agent the sum of $25,000.00 in cash (the extension payment).

If you would like this amendment in more formal form, please ask your attorney to prepare a more formal amendment and return it to me. However, unless I hear otherwise, we will use this letter as the amendment to the original Purchase Agreement.

Please acknowledge your agreement to these changes by signing in the appropriate place and returning a copy to me in the envelope provided.

Sincerely yours,



RECTOR PHILLIPS MORSE, INC.


/s/ John L. Burnett

John L. Burnett, Trustee

JLB/bd

enclosure


ACKNOWLEDGED BY:



/s/ David Paes, Vice President                3/12/96

David Paes                                    Date
Capitol Development of AR, Inc.

September 16, 1996



Mr. David Paes
Capitol Development of Arkansas, Inc.
600 Pine Forest Dr., Suite 111
Maumelle, AR 72113

RE:   CAPITOL LAKES ESTATES

Dear Mr. Paes:

This letter is to confirm the agreement between John L. Burnett, Trustee for Wood Heath Joint Venture and Capitol Development of Arkansas, Inc. regarding the Capitol Lakes Estates development on Cooper Orbit Road in Little Rock, Arkansas.

We have agreed to the following general terms:

1. Upon payment of $1,000.00 by Capitol Development to John L. Burnett, Trustee for Wood Heath Joint Venture, the Purchase Agreement originally dated October 24, 1995 and its amendments dated March 15, 1996 and June 14, 1996 is hereby reinstated, and said contract shall not expire until October 15, 1996.

2. An extension of the closing date is hereby granted effective October 15, 1996 and expiring at midnight, April 15, 1997.

3. Two additional six month extensions (April 16, 1997 to October 15, 1997 and October 16, 1997 to April 15, 1998) will be granted upon request by the Purchaser, along with a payment to Seller of $10,000.00 for each extension.

4. One additional six month extension from October 16, 1997 to midnight, April 15, 1998 will be granted upon request by the Purchaser, and a payment to the Seller of $20,000.00.

5. All payments listed above made payable to Seller from Purchaser shall be nonrefundable and shall not represent a reduction in the purchase price of the property. All payments when made shall be immediately disposable by the Seller.


Sincerely yours,



John L. Burnett, Trustee
for Wood Heath Joint Venture

JLB/bd

ACKNOWLEDGED:

/s/ David Paes, Vice President                      9-17-96
--------------------------------------              ---------------------------
Capitol Development of Arkansas, Inc.               Date